UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2014

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-3530

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers.

On August 4, 2014, Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”), through its wholly-owned subsidiary, Tropicana Las Vegas, Inc., entered into an employment agreement with Joanne M. Beckett. Ms. Beckett is currently, and under the employment agreement will continue to be, the Company’s Vice President and General Counsel. The employment agreement is effective October 1, 2014, and has a term of three years, until September 30, 2017, after which Ms. Beckett’s employment will continue on an at-will basis. The employment agreement replaces the prior employment agreement, dated October 1, 2010, that previously established the terms of Ms. Beckett’s employment by the Company.

Ms. Beckett is entitled under the employment agreement to (i) a base salary of $300,000 per year during the term of the agreement; (ii) a performance bonus of up to 50% of her base salary, with one half of such bonus earned if the EBITDA target for the performance period is met and the other half of such bonus earned if the applicable targets specific to her and established at the beginning of each performance period are met; and (iii) participate in the equity bonus pool consisting of 5% of the gain upon sale of the Company (with the cost basis for such gain computed at the same cost basis as that of the Company’s controlling stockholder, Trilliant Gaming Nevada Inc.), such participation to vest 100% on October 1, 2015. Ms. Beckett is also entitled to receive benefits similar to similarly situated employees at the Company.

Under the terms of the employment agreement, the Company may terminate Ms. Beckett’s employment at any time (i) for cause, in which case no further benefits will accrue to Ms. Beckett; or (ii) without cause, in which case Ms. Beckett shall be entitled to continue to receive her base salary for six months and continued health and insurance coverage for six months from the date of termination. Ms. Beckett may terminate her employment at any time (i) for cause (with 15 days prior written notice and an opportunity for the Company to cure), in which case Ms. Beckett shall be entitled to continue to receive her base salary for six months and continued health and insurance coverage for six months from the date of termination; or (ii) without cause (with 30 days prior written notice), in which case no further benefits will accrue to Ms. Beckett.

The above description of the employment agreement with Ms. Beckett is qualified in its entirety by reference to the agreement attached as Exhibit 10.11 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.11	Employment Agreement dated August 4, 2014 by and between Tropicana Las Vegas, Inc. and Joanne M. Beckett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: August 7, 2014	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary